Exhibit 10.1

FIRST AMENDMENT TO

COBRA ELECTRONICS CORPORATION

DEFERRED COMPENSATION PLAN

FOR SELECT EXECUTIVES

WHEREAS, Cobra Electronics Corporation, a Delaware Corporation (the “Company”), has heretofore adopted and maintains a deferred compensation plan titled the “Cobra Electronics Corporation Deferred Compensation Plan for Select Executives” (the “Plan”) for the benefit of a select group of management and highly compensated employees; and

WHEREAS, the Company desires to amend the Plan in certain respects.

NOW THEREFORE, pursuant to the power of amendment contained in Section 11 of the Plan, the Plan is hereby amended as follows:

1. Effective January 1, 2001, Section 2(i) of the Plan is amended to read as follows:

(i) Years of Service. The number of complete years included in the period of time commencing on January 1, 1999 and ending on the date the Participant’s employment with the Company terminates; provided, however, that for any individual who is not selected by the Company to participate in the Plan and identified on Exhibit A until on or after January 1, 2001, “Years of Service” shall mean the number of complete years included in the period of time commencing on the date set forth in Exhibit A for such purpose and ending on the date the Participant’s employment with the Company terminates.

2. Effective July 31, 2001, Exhibit A to the Plan shall be amended to read as follows:

EXHIBIT A

PLAN PARTICIPANTS

Gerald Laures, whose Years of Service, as defined in Section 2(i), shall be determined with respect to the period of time commencing January 1, 1999 and ending on the date his employment with the Company terminates.

Anthony Mirabelli, whose Years of Service, as defined in Section 2(i), shall be determined with respect to the period of time commencing on January 1, 1999 and ending on the date his employment with the Company terminates.

Michael Smith, Senior Vice President and Chief Financial Officer, whose Years of Service, as defined in Section 2(i), shall be determined with respect to the period of time commencing on January 31, 2001 and ending on the date his employment with the Company terminates.

IN WITNESS WHEREOF, the company has caused this instrument to be executed by its duly authorized officer this 6th day of September 2001.

COBRA ELECTRONICS CORPORATION

By:	/s/ James R. Bazet
Title:	President and Chief Executive Officer

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